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                                                                    EXHIBIT 23.2

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
P.H. Tang & Co.                    Main Office                             Corporate Reconstruction & Insolvency Office
Certified Public Accountants       3rd Floor, Rammon House,                8th Floor, Gold & Silver Commercial Building
                                   101 Sai Yaung Choi Street South,        12-18 Mercer Street,
                                   Mongkok, Kowloon,                       Central, Hong Kong
                                   Tel: 2398 1138                          Tel: 2815 5823
                                   Fax: 2398 1289                          Fax: 2815 5987
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1 July 2001

Deloitte, Haskins & Sells
Mumbai
India

Dear Sirs,

Re: SKY CAPITAL INTERNATIONAL LIMITED

We consent Silverline Technologies Limited to include our opinion related to Sky Capital International Limited's audited financial statements for the year ended 31 December 2000 and 31 March 2001 for the F-3 with the SEC.

Yours faithfully,

/s/ P.H. Tang & Co.

P.H. Tang & Co.
Certified Public Accountants